UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2013

CHS Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000
Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 26, 2013, CHS Inc. (the “Company”) entered into a 2013 Credit Agreement (5-year Revolving Loan) (the “2013 Credit Agreement”) with CoBank, ACB (“CoBank”), as administrative agent for all syndication parties thereunder, as bid agent, as the letter of credit bank, and as a syndication party thereunder, and the other syndication parties party thereto. The 2013 Credit Agreement creates a new, five-year, committed revolving credit facility in the amount of $2,500,000,000, subject to increase under the 2013 Credit Agreement to an amount not exceeding $3,200,000,000 that expires on June 26, 2018. The credit facility includes a letter of credit facility in the amount of up to $200,000,000, the outstanding amount of which decreases the available commitment under the 2013 Credit Agreement. The Company's obligations under the 2013 Credit Agreement are unsecured, except with respect to (i) certain cash collateral required to be deposited under certain circumstances in connection with issued letters of credit, and (ii) certain statutory liens in favor of CoBank and Farm Credit System Institution relating to equity interests in such syndication parties which have been or may in the future be purchased by the Company.
Borrowings under the 2013 Credit Agreement will bear interest at the Base Rate (as defined in the 2013 Credit Agreement, which is a base rate plus an applicable margin) or, if the Company requests and receives a LIBO Rate under such agreement, at the LIBO Rate (as defined in the 2013 Credit Agreement, which is the per annum rate for the LIBO Rate Period selected by the Company plus an applicable margin). The applicable margin under the 2013 Credit Agreement is based on the Company's leverage ratio and ranges between 0.875% and 1.20% for LIBO Rate loans and between 0.0% and 0.20% for Base Rate loans. The proceeds of the loans under the 2013 Credit Agreement will be used by the Company (a) on June 26, 2013, to pay off any outstanding obligations under the 2011 Credit Agreements referred to below, (b) to fund working capital requirements, (c) for general corporate purposes, (d) to support the issuance of letters of credit, (e) to pay off overnight advances made pursuant to the 2013 Credit Agreement and (f) to support the Company's commercial paper program. For purposes of this Form 8-K, the term “2011 Credit Agreements” means, collectively, (i) the 2011 Credit Agreement (5-year Revolving Loan) dated September 27, 2011 (the “2011 5-year Credit Agreement”) between the Company and CoBank, as administrative agent for all syndication parties thereunder, as bid agent, as the letter of credit bank, and as a syndication party thereunder, and the other syndication parties party thereto and (ii) the 2011 Credit Agreement (3-year Revolving Loan) dated September 27, 2011 (the “2011 3-year Credit Agreement”) with CoBank, as administrative agent for all syndication parties thereunder, as bid agent, and as a syndication party thereunder, and the other syndication parties party thereto. The 2011 5-year Credit Agreement provided for a five-year, committed revolving credit facility in the amount of $1,250,000,000 (subject to increase to an amount not exceeding $1,750,000,000) that was set to expire on September 27, 2016. The 2011 3-year Credit Agreement provided for a three-year, committed revolving credit facility in the amount of $1,250,000,000 (subject to increase to an amount not exceeding $1,750,000,000) that was set to expire on September 27, 2014. The 2011 Credit Agreements are described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 30, 2011.
The 2013 Credit Agreement contains customary representations, warranties and covenants, including financial covenants (i) to maintain at all times and measured as of the end of each fiscal quarter, a consolidated net worth equal to or greater than $2,500,000,000; (ii) to have at all times and measured as of the end of each fiscal quarter, a ratio of consolidated funded debt divided by consolidated cash flow, as measured on the previous consecutive four fiscal quarters, of no greater than 3.00 to 1.00; and (iii) to not permit the ratio of adjusted consolidated funded debt to adjusted consolidated equity to exceed at any time .80 to 1.00. The 2013 Credit Agreement also restricts the Company and its consolidated subsidiaries from creating or incurring any Priority Debt (as defined therein) if after giving effect thereto the aggregate outstanding principal amount of all Priority Debt would exceed 20% of consolidated net worth at the time of such creation, issuance, incurrence or assumption. In addition, the 2013 Credit Agreement includes customary events of default, including cross-defaults relating to other indebtedness. The occurrence of certain events of default will, at the option of the related administrative agent or at the direction of syndication parties whose aggregate individual commitments under the related agreement constitute more than 50.0% of the total commitment thereunder, result in the entire debt under the 2013 Credit Agreement becoming immediately due and payable. The occurrence of certain other events of default involving the insolvency or bankruptcy of the Company will result in the entire debt under the 2013 Credit Agreement becoming immediately due and payable without any action by or on behalf of the administrative agent.
CoBank and certain syndication parties that are parties to the 2013 Credit Agreements are also parties to one or more of the Company's other outstanding credit facilities as well as the 2011 Credit Agreements. Each party to the 2011 5-year Credit Agreement was also a party to the 2011 3-year Credit Agreement. In addition, certain syndication parties that are parties to one or more of the 2013 Credit Agreement and the 2011 Credit Agreements and their affiliates have from time to time engaged, and in the future may engage, in various financial advisory and investment banking transactions with, and provide services to, the Company and its subsidiaries in the ordinary course of business for which they received or will receive customary fees and expenses.
The foregoing description of the 2013 Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the 2013Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
Upon execution of the 2013 Credit Agreement described under Item 1.01 above and effective on June 26, 2013, the Company terminated the 2011 Credit Agreements. The Company did not incur any early termination penalties in connection with the termination of these agreements. A brief description of the Company's material relationships with the parties to these agreements, other than with respect to such agreements, and of the material terms of these agreements, is provided under Item 1.01 above and is incorporated by reference into this Item 1.02.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03. As of June 26, 2013, no amount had been drawn under the 2013 Credit Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1
2013 Credit Agreement (5-year Revolving Loan) dated as of June 26, 2013 between CHS Inc. and CoBank, ACB, as administrative agent for all syndication parties thereunder, as bid agent, as the letter of credit bank, and as a syndication party thereunder, and the other syndication parties party thereto. (Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this Exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

June 28, 2013	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer